UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): August 31, 2015

TEAM, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-08604	74-1765729
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13131 Dairy Ashford, Suite 600

Sugar Land, Texas 77478

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (281) 331-6154

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 — CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 — CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the — Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the — Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02      Unregistered Sales of Equity Securities

On November 2, 2010, as partial consideration for their respective Membership Interests in Quest Integrity Group, LLC, each of the Class B Stockholders of TQ Acquisition, Inc. (“TQA”) received Class B common stock of TQA (the “Class B Stock”) and entered into a Put/Call Option Agreement (as amended, the “Put/Call Agreement”) with Team, Inc. (the “Company”), which provides for the issuance of restricted shares of the Company’s common stock in the event either the Company calls the Class B Stock for redemption or the Class B Stockholders put the Class B Stock to the Company for purchase.  The Put/Call Agreement provides that upon the Company’s call for redemption, the Class B Stockholders may elect to receive cash and/or restricted common stock for their Class B Stock.  On June 2, 2015, the Company called the Class B Stock for redemption.  Pursuant to the terms of the Put/Call Agreement, on August 31, 2015, the Company issued an aggregate of 728,266 shares of restricted common stock to the Class B Stockholders as determined pursuant to the formula set forth in the Put/Call Agreement, the form of which is filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on November 3, 2010.

The share issuance was made pursuant to the exemption available under Section 4(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Team, Inc.
(Registrant)

Date: September 1, 2015	By:	/s/ Andre C. Bouchard
André C. Bouchard
Executive Vice President – Administration,
Chief Legal Officer and Secretary